SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2008

IMPERIAL SUGAR COMPANY

(Exact name of registrant as specified in its charter)

TEXAS	000-16674	74-0704500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE IMPERIAL SQUARE P. O. BOX 9 SUGAR LAND, TEXAS	77487
(Address of principal executive offices)	(Zip Code)

(281) 491-9181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Effective with the commencement of his employment with the Company on June 9, 2008, Mr. Louis T. Bolognini, the newly appointed Senior Vice President, General Counsel and Corporate Secretary of the Company, is entitled to a compensation arrangement that provides for an annual base salary of $280,000 and a bonus with a target amount of 50% of his annual base salary. Additionally, the Company has granted Mr. Bolognini 15,000 shares of restricted stock, of which, 40% will vest on the second anniversary date of the date of grant and the remaining 60% will vest on the fourth anniversary date of the date of grant.

The Company and Mr. Bolognini expect to enter into a Change in Control and Severance Agreement substantially in the form included as Exhibit 10(a)(6) to the Company’s Annual Report on Form 10-K for the year ended September 30, 2006.

As previously reported, Mr. William F. Schwer, Imperial Sugar Company’s current Senior Vice President, General Counsel and Corporate Secretary, has informed the Company of his intention to retire and has entered into an agreement, as amended, which provided for Mr. Schwer to extend his employment until June 30, 2008 and to act as an independent consultant to the Company to assist with transition matters from July 1, 2008 to December 31, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL SUGAR COMPANY

Date: June 11, 2008	By:	/s/ H. P. Mechler
H. P. Mechler
Senior Vice President and Chief Financial Officer